Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-33830 to Form S-4 on Form S-8 of The Hain Celestial Group, Inc. of our reports dated November 3, 1999, appearing in the Annual Report on Form 10-K/A of Celestial Seasonings, Inc. for the year ended September 30, 1999.



DELOITTE & TOUCHE LLP

Denver, Colorado
June 2, 2000